UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 24, 2021 (February 18, 2021)

FIGURE ACQUISITION CORP. I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40081	85-4326385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 California Street, Suite 2700 San Francisco, CA	94108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (628) 210-6937

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	FACA.U	The New York Stock Exchange
Class A common stock, par value $0.01 per share	FACA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	FACA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the

Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 23, 2021, Figure Acquisition Corp. I (the “Company”) consummated its initial public offering (“IPO”) of 28,750,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.01 per share (the “Class A Common Stock”), and one-fourth of one redeemable warrant of the Company (“Warrant”), each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $287,500,000.

Substantially concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 5,166,667 warrants (the “Private Placement Warrants”) to Fintech Acquisition LLC at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $7,750,000.

A total of $287,500,000, comprised of $281,750,000 of the net proceeds from the IPO, which includes $10,062,500 of the underwriters’ deferred discount, and $5,750,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee.

Further, in connection with the IPO, the Company entered into or adopted the following agreements, forms of which were previously filed as exhibits to the Company’s registration statement (File No. 333-252686):

•	An Underwriting Agreement, dated February 18, 2021, between the Company and Citigroup Global Markets Inc., as representatives of the several underwriters.

•	The Amended and Restated Certificate of Incorporation of the Company, dated February 18, 2021.

•	A Warrant Agreement, dated February 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.

•	A Letter Agreement, dated February 18, 2021, among the Company and its officers and directors and Fintech Acquisition LLC.

•	An Investment Management Trust Agreement, dated February 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee.

•	A Registration and Stockholder Rights Agreement, dated February 18, 2021, among the Company and certain security holders.

•	A Private Placement Warrants Purchase Agreement, dated February 18, 2021, between the Company and Fintech Acquisition LLC.

•	Indemnity Agreements, each dated February 18, 2021, between the Company and each of its executive officers and directors, all substantially in the form as previously filed with the Company’s registration statement (File No. 333-252686).

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits respectively.

Item 8.01	Other Events

On February 18, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing the pricing of the IPO.

On February 23, 2021, the Company issued a press release, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K, announcing the closing of the IPO.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 18, 2021, between the Company and Citigroup Global Markets, Inc., as representative of the several underwriters.
3.1	Amended and Restated Certificate of Incorporation.
4.1	Warrant Agreement, dated February 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent.
10.1	Letter Agreement, dated February 18, 2021, among the Company and its officers and directors and Fintech Acquisition LLC.
10.2	Investment Management Trust Agreement, dated February 18, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.3	Private Placement Warrants Purchase Agreement, dated February 18, 2021, between the Company and Fintech Acquisition LLC.
10.4	Registration and Stockholder Rights Agreement, dated February 18, 2021, among the Company and certain security holders.
10.7	Form of Indemnification Agreement between the Company and each of the officers and directors of the Company (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement (File No. 333-252686) as filed on February 3, 2021.)
99.1	Press Release, dated February 18, 2021.
99.2	Press Release, dated February 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2021

FIGURE ACQUISITION CORP. I

By:	/s/ Thomas J. Milani
Thomas J. Milani
Chief Financial Officer